UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 27, 2025

Date of Report (Date of earliest event reported)

MILL CITY VENTURES III, LTD.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-41472	90-0316651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1907 Wayzata Boulevard, Suite 205 Wayzata, MN	55391
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 479-1923

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MCVT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On July 27, 2025, Mill City Ventures III, Ltd. (the “Company”) entered into securities purchase agreements (the “Securities Purchase Agreements”) with certain investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement offering (the “Offering”) an aggregate of (i) 75,881,625 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company at an offering price of $5.42 per Share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 7,144,205.00 shares of Common Stock (the “Pre-Funded Warrant Shares”) at an offering price of $5.4199 per Pre-Funded Warrant. Each of the Pre-Funded Warrants is exercisable for one share of Common Stock at an exercise price of $0.0001 per Pre-Funded Warrant Share. The Pre-Funded Warrants will be immediately exercisable upon issuance, and may be exercised at any time until all of the Pre-Funded Warrants issued in the Offering are exercised in full. Each Purchaser’s ability to exercise its Pre-Funded Warrants is subject to certain beneficial ownership limitations set forth therein. Following the closing of the Offering, there were 81,944,398 shares of Common Stock issued and outstanding.

A.G.P./Alliance Global Partners (“A.G.P.”) acted as the sole placement agent in connection with the Offering.

The Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares are being offered in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Pursuant to the Securities Purchase Agreements, the Company has agreed not to issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or file any registration statement or any amendment or supplement thereto, for a period of 15 days after the effective date of the Resale Registration Statement (as defined below), subject to certain customary exceptions. The Company also agreed not to undertake any reclassifications of its Common Stock, such as a reverse or forward stock split, without the written consent of Purchasers holding a majority in interest of the shares issued or issuable to each Purchaser under the Securities Purchase Agreements, for a period of one year following the closing of the Offering, provided that such consent will not be required to conduct a reverse stock split to maintain listing of the Common Stock on The Nasdaq Capital Market.

The Company intends to use the proceeds from the Offering to acquire the native cryptocurrency of the Sui blockchain commonly referred to as “SUI” and other cryptocurrencies with the Sui layer 1 blockchain protocol and for the establishment of the Company’s cryptocurrency treasury operations, with 2% of the net proceeds to be used to fund the Company’s short-term lending business. The Offering closed on July 31, 2025.

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Additionally, pursuant to the Securities Purchase Agreements and in connection with the Offering, upon the closing of the Offering, the Company agreed to issue:

(i)

warrants (the “Lead Investor Warrants”) to Karatage Opportunities (“Karatage”), a Purchaser in the Offering and the Company’s strategic advisor (as described below), to purchase 3,113,469 shares of Common Stock (the “Lead Investor Warrant Shares”) at various exercise prices per Lead Investor Warrant Share as follows: (i) 1,245,387 Lead Investor Warrant Shares at an exercise price of $5.42 per Lead Investor Warrant Share; (ii) 1,245,387 Lead Investor Warrant Shares at an exercise price of $5.962 per Lead Investor Warrant Share; (iii) 415,129 Lead Investor Warrant Shares at an exercise price of $6.504 per Lead Investor Warrant Share; and (iv) 207,565 Lead Investor Warrant Shares at an exercise price of $7.046 per Lead Investor Warrant Share;

(ii)

warrants (the “Foundation Investor Warrants”) to the Sui Foundation (the “Foundation Investor”), a Purchaser in the Offering, to purchase 3,113,469 shares of Common Stock (the “Foundation Investor Warrant Shares”) at various exercise prices per Foundation Investor Warrant Share as follows: (i) 1,245,387 Foundation Investor Warrant Shares at an exercise price of $5.42 per Foundation Investor Warrant Share; (ii) 1,245,387 Foundation Investor Warrant Shares at an exercise price of $5.962 per Foundation Investor Warrant Share; (iii) 415,129 Foundation Investor Warrant Shares at an exercise price of $6.504 per Foundation Investor Warrant Share; and (iv) 207,565 Foundation Investor Warrant Shares at an exercise price of $7.046 per Foundation Investor Warrant Share;

(iii)

warrants (the “Management Warrants”) to certain members of the management of the Company to purchase 1,245,387 shares of Common Stock (the “Management Warrant Shares”) at various exercise prices per Management Warrant Share as follows: (i) 622,694 Management Warrant Shares at an exercise price of $5.42 per Management Warrant Shares; (ii) 415,129 Management Warrant Shares at an exercise price of $6.504 per Management Warrant Share; and (iii) 207,565 Management Warrant Shares at an exercise price of $7.046 per Management Warrant Share; and

(iv)

warrants (the “Advisor Warrants” and together with the Lead Investor Warrants, the Foundation Investor Warrants and the Management Warrants, the “Warrants”) to certain advisors of the Company to purchase 207,565 shares of Common Stock (the “Advisor Warrant Shares” and together with the Lead Investor Warrant Shares, the Foundation Investor Warrant Shares and the Management Warrant Shares, the “Warrant Shares”) at an exercise price of $5.962 per Advisor Warrant Share.

The Warrants are exercisable for a period of five years from the date of issuance of the Warrants. The Warrants, other than the Advisor Warrants, will vest over a period of 24 months starting six months from the Issue Date (as defined therein) in four equal installments (being 25% every six months) and in the case of the Management Warrants, subject to the relevant holder still being employed by the Company at each respective vesting date. Notwithstanding the foregoing, in the event that member of the management team is terminated by the Company other than for cause or resigns for good reason (as defined in the individual’s employment agreement), the vesting of all of such individual’s Management Warrants will immediately accelerate and be fully vested as of the date of such termination. The Advisor Warrants are fully exercisable on the date of issuance.

The Warrants and the Warrant Shares are being offered in reliance upon the exemption from the registration requirement of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Warrants and the Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Upon the closing of the Offering, pursuant to an Investor Rights Agreement, entered into on July 31, 2025, by and between the Company and Kartage, so long as Karatage holds 10.0% of the Company’s Common Stock or Common Stock equivalents purchased by Karatage in the Offering, Karatage will have the right to nominate a number of persons to the Company’s Board of Directors (the “Board”) for election to the Board equal to the result of (rounded up to the nearest whole number) (a) the percentage determined by dividing (i) the number of shares of Common Stock beneficially owned by Karatage (together with its affiliates) (on an “as-converted” and “as exercised” basis and without applying any “blocker” provisions limiting the exercise or conversion of any securities held by any such person) by (ii) the total number of shares of Common Stock then outstanding (on an “as-converted” and “as exercised” basis), multiplied by (b) the then current size of the Board (counting, for purposes of this determination, all vacancies as filled), but in any event at least one  director, who will serve as Chairman of the Board (the “Karatage Director”). In addition, Karatage will have access to certain Company information, including its quarterly and annual financial statements. As described in Item 5.02 below, the Board elected to set the size of the Board and appointed the Karatage Director. The Board also appointed an additional nominee, acceptable to Karatage, who will serve as an independent director on the Audit Committee of the Board.

Upon the closing of the Offering, pursuant to an Investor Rights Agreement, entered into on July 31, 2025, by and between the Company and the Foundation Investor, so long as the Foundation Investor holds 10.0% of the Company’s Common Stock or Common Stock equivalents purchased by the Foundation Investor in the Offering, the Foundation Investor will have the right to appoint one (1) board observer to the Board in a non-voting, advisory capacity and will also have access to certain Company information, including its quarterly and annual financial statements.

In connection with the Offering, certain members of the Company’s management, the Lead Investor and the Foundation Investor have entered into lock-up agreements for a period of one-year, subject to limited exceptions. Fifty percent of the securities of the members of the Company’s management will be released from lock-up six months after the closing of the Offering.

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Placement Agency Agreement

The Company also entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with A.G.P., dated July 27, 2025, pursuant to which A.G.P. agreed to serve as the exclusive placement agent for the Company in connection with the Offering. The Company agreed to pay A.G.P. a cash fee equal to (i) 8.0% of the aggregate gross proceeds up to the first $100 million in gross proceeds; (ii) 3.0% of the aggregate gross proceeds in excess of $100 million in gross proceeds; and (iii) 1.5% of the aggregate gross proceeds in excess of $500 million in gross proceeds received in the Offering; provided that the cash fee payable to A.G.P. in connection with the aggregate gross proceeds for the first $500 million raised in the Offering will not exceed 4.0%. The Company also agreed to issue to A.G.P. warrants (the “Placement Agent Warrants”) to purchase up to 3,113,469 shares of Common Stock (equal to 3.75% of the securities sold in the Offering) (the “Placement Agent Warrant Shares”). The Placement Agent Warrants will become exercisable six months following the issuance date and will be exercisable for a period of five years following the issuance date, at an exercise price of $5.962 per Placement Agent Warrant Share. In addition, the Company agreed to reimburse A.G.P. for accountable expenses in an amount of $200,000 for its legal fees in connection with the Offering, as well as non-accountable expenses incurred by A.G.P. for up to $25,000 in connection with the Offering.

The Placement Agency Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions.

The Placement Agent Warrants and the Placement Agent Warrant Shares are being offered in reliance upon the exemption from the registration requirement of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Placement Agent Warrants and the Placement Agent Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Registration Rights Agreement

Concurrently with entering into the Securities Purchase Agreements and the Placement Agency Agreement, on July 27, 2025, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a registration statement (the “Resale Registration Statement”), within 10 days of the closing of the Offering, providing for the resale by the Purchasers of the Shares, Pre-Funded Warrant Shares, Lead Investor Warrant Shares, Foundation Investor Warrant Shares and Management Warrant Shares and to have such Resale Registration Statement declared effective within 30 days of its filing date (or 60 days, if the Securities and Exchange Commission conducts a full review), and to maintain the effectiveness of such Resale Registration Statement until all securities registered pursuant to the Resale Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) starting from the third anniversary of the Registration Rights Agreement, may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 under the Securities Act (“Rule 144”), and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

Strategic Advisor Agreement

On July 27, 2025 (the “SAA Effective Date”), the Company also entered into a Strategic Advisor Agreement (the “Strategic Advisor Agreement”) with Karatage to expand and diversify the Company’s business operations through the integration of cryptocurrency and digital asset strategies in both its product offerings and as part of its treasury management strategy. Pursuant to the Strategic Advisor Agreement, Karatage will provide the Company with technical advisory services regarding the digital asset ecosystem, including SUI and related technologies, developments in the digital asset and crypto gaming industries, the selection of third-party vendors with respect to asset management and related digital asset services, and other strategic advice regarding the Company’s digital assets treasury operations.

The Company will pay Karatage a tiered asset-based fee ranging from 0.0% to 0.80% per annum of the assets managed by the Company or an asset manager engaged by the Company, excluding the assets of the Company’s short term lending business.

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The Strategic Advisor Agreement will, unless earlier terminated in accordance with its terms, continue in effect for a period of ten years beginning on the SAA Effective Date after which time, the Strategic Advisor Agreement will automatically renew for a successive period of five years each, subject to the mutual agreement between the parties (the “Term”). Either the Company or Karatage may terminate the Strategic Advisor Agreement for cause immediately upon written notice if the other party: (i) materially breaches the Strategic Advisor Agreement; and (ii) fails to cure such breach within 30 days after receiving written notice of the breach. If the Strategic Advisor Agreement is terminated by the Company for cause or by Karatage other than for cause, Karatage will cease providing such technical advisory services and the Company will pay Karatage any fees due and payable under the Strategic Advisor Agreement up to the date of termination, provided that if the Strategic Advisor Agreement is terminated by the Company for any other reason or by the Advisor for cause, Karatage will cease providing such technical advisory services and the Company will pay Karatage any fees that would be due and payable under the Strategic Advisor Agreement for the remainder of the Term as if the Strategic Advisor Agreement had not been terminated.

The Strategic Advisor Agreement also contains customary representations and warranties, confidentiality provisions and limitations on liability.

Asset Management Agreement

On July 27, 2025 (the “AMA Effective Date”), the Company entered into an Asset Management Agreement (the “Asset Management Agreement”) with Galaxy Digital Capital Management LP (the “Asset Manager”). The Asset Manager will provide discretionary investment management services with respect to, among other assets (including without limitation certain subsequently raised funds), the Company’s proceeds from the Offering (the “Account Assets”), and will have exclusive right to manage the first $750 million of the Company’s digital assets or cryptocurrencies and at least 50% of the Company’s digital assets or cryptocurrencies in excess of $750 million in accordance with the terms of the Asset Management Agreement. The Asset Manager will pursue a long-only investment strategy investing primarily in SUI, which strategy may include staking and restaking SUI to improve returns (the “SUI Strategy”). The custodians under the Asset Management Agreement will consist of cryptocurrency wallet providers agreed to by the Company and the Asset Manager.

The Company will pay the Asset Manager a tiered asset-based fee (the “Asset-based Fee”) ranging from 0.60% to 0.80% per annum of the Account Assets under management, in each case based on the value of Account Assets as of the applicable calculation date, as determined by a third-party administrator in accordance with the Asset Manager’s valuation policy; provided, however, that the minimum Asset-based Fee payable to the Asset Manager in any given year shall be $1,000,000.

The Asset Management Agreement will, unless terminated earlier in accordance with its terms, remain in effect until the fifth anniversary the AMA Effective Date after which time, the Asset Management Agreement will automatically renew for one-year terms, subject to mutual agreement between the Company and the Asset Manager. Beginning on the second anniversary of the AMA Effective Date, the Asset Management Agreement may be terminated by the Company upon at least 90 days prior written notice to the Asset Manager at the good faith discretion of the Company’s Chief Investment Officer (“CIO”) or the Board if the Asset Manager has underperformed according to such CIO’s internal objective metrics, as agreed with the Asset Manager. Additionally, the Asset Management Agreement may be terminated at any time for cause by the Company or the Asset Manager upon at least 30 days prior written notice to the other party. Additionally, the Asset Management Agreement may be terminated immediately by the Company if the Company determines in good faith after consultation with counsel that is reasonably acceptable to the Asset Manager that the Asset Management Agreement is prohibited or otherwise required to be terminated by applicable law.

Digital Asset Purchase and Sale Agreement

On July 27, 2025, the Company also entered into a Digital Asset Purchase and Sale Agreement (the “Digital Asset Purchase and Sale Agreement”) with the Foundation Investor, pursuant to which the Company agreed to purchase and the Foundation Investor agreed to sell and transfer certain SUI tokens as set forth in one or more confirmations.  The USD price per SUI token purchased pursuant to the Digital Asset Purchase and Sale Agreement will be equal to the product of (i) 0.85 multiplied by (ii) the twenty four (24)-hour time weighted average price on the Closing Date (as defined in the Securities Purchase Agreements), as reasonably calculated by the Company.  Pursuant to the terms of the Digital Asset Purchase and Sale Agreement, the SUI tokens purchased will be subject to transfer restrictions for a period of two years following purchase.  Notwithstanding the foregoing, the transfer restrictions will not apply to the extent necessary to enable the Company to comply, or to be in compliance with, the provisions of the U.S. Investment Company Act of 1940.  The Digital Asset Purchase and Sale Agreement also provides the Company with certain preemptive rights to purchase additional SUI tokens for a two (2) year period after the Closing Date.

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The foregoing summaries of the Pre-Funded Warrants, the Lead Investor Warrants, the Foundation Investor Warrants, the Management Warrants, the Advisor Warrants, the Placement Agent Warrants, the Securities Purchase Agreements, the Placement Agency Agreement, the Registration Rights Agreement, the Strategic Advisor Agreement, the Asset Management Agreement and the Digital Asset Purchase and Sale Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of those agreements, which are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 relating to the issuance of the Shares, the Pre-Funded Warrant Shares, the Placement Agent Warrant Shares and the Warrant Shares is hereby incorporated by reference into this Item 3.02.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained above in Item 1.01 relating to the issuance of the Management Warrants and the Management Warrant Shares is hereby incorporated by reference into this Item 5.02.

Appointment of Directors

On July 27, 2025, Lyle Berman resigned as a member of the Board, to be effective upon the closing of the Offering. There were no disagreements between the Company and Mr. Berman that led to his decision to resign.

On July 27, 2025, the Board approved, subject to the closing of the Offering, to set the size of the Board to five members. The Board elected and appointed Marius Barnett and Dana Wagner to serve as members of the Board, with each appointment subject to the closing of the Offering. Mr. Barnett is expected to serve as Chairman of the Board, and Mr. Wagner is expected to serve as a member of the Audit Committee of the Board. The Board believes that Messrs. Wagner and Barnett are qualified to serve as directors due to their extensive experience in Sui and cryptocurrency technology. Messrs. Wagner and Barnett are also regarded as leaders in financial investments and treasury strategies.

Marius Barnett is a co-founder of Karatage, a principal investing business in the blockchain and deep tech sector. Mr. Barnett is an experienced principal investor, operator and board executive who has identified and grown real estate, technology and early-stage venture capital businesses both organically and through strategic mergers and acquisitions to create high value profitable platforms including RN3, a pan-European logistics real estate investment fund. Previously, Mr. Barnett joined Glencore International in 2007 where he led operational, trading and acquisition activities as Chief Executive Officer of Glencore’s Southeast Asia platform until the end of 2014. Mr. Barnett holds a BSc in Actuarial Science and Mathematical Statistics from the University of Witwatersrand, South Africa.

Dana Wagner has been on the Board of Managers of the Coinbase Custody Trust Company since 2024. From 2021 through early 2025, Mr. Wagner served as the Chief Legal Officer, Chief Compliance Officer, and Corporate Secretary of telecommunications technology leader Twilio, and prior to that, from 2018 to 2021, he served as the Chief Legal Officer of Impossible Foods, a biotechnology company focused on plant-based foods.  From 2018 to 2020, he was an Adjunct Professor at Northwestern University, and he has periodically taught and lectured at Berkeley Law and other academic institutions.  From 2011 to 2016, Mr. Wagner served as the General Counsel of the financial technology company Square (now Block), and from 2007 to 2011, he led the legal team responsible for antitrust and consumer protection matters at Google.  Before that, he held various positions in the U.S. Department of Justice.  Mr. Wagner holds a B.A. in Comparative Literature and Economics from the University of California, Berkeley, and a J.D. from Yale Law School.

As compensation for his services on the Board, Mr. Wagner will receive an annual director fee of $250,000 to be paid on a quarterly basis. In addition, the Company has agreed to grant to Mr. Wagner warrants (the “Director Warrants”) to purchase 207,565 shares of Common Stock (the “Director Warrant Shares”) at various prices per share of Common Stock as follows: (i) 83,026  shares of Common Stock at an exercise price of $5.42 per share of Common Stock; (ii) 41,513 shares of Common Stock at an exercise price of $5.962 per share of Common Stock; (iii) 41,513 shares of Common Stock at an exercise price of $6.504 per share of Common Stock; and (iv) 41,513 shares of Common Stock at an exercise price of $7.046 per share of Common Stock. The Director Warrants are exercisable for a period of five years. The Director Warrants will vest over a period of 24 months starting six months from the Issue Date (as defined therein) in four equal instalments (being 25% every six months), subject to Mr. Wagner (i) being a director of the Company at each respective vesting date and (ii) not having been legally and validly terminated or removed as a director pursuant to the Company’s bylaws and applicable law.

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Employment Agreements

The Company will enter into new executive employment agreements with Douglas M. Polinsky, its Chief Executive Officer, and Joseph A. Geraci, II, its Chief Financial Officer. Those two executives have been executive officers of the Company since its founding.

Each employment agreement will be effective upon closing of the Offering, and each agreement will have a term of three years (subject to earlier termination pursuant to the terms of the agreement). Each employment agreement provides the executive with a base annual salary of $450,000 and a bonus up to 100% of the base salary, at the discretion of the Compensation Committee of the Board. Each executive is also entitled to have health insurance provided by the Company and the ability to contribute to its 401(k) plan.

Each employment agreement contains a non-solicitation covenant effective during the term of the agreement and one year thereafter, as well as customary confidentiality covenants relating to the confidentiality of the Company information. In the event that an executive is terminated for cause, as defined in the employment agreements, or in the event that an executive’s services are terminated due to death or disability, the terminated executive will be entitled to receive only his base annual salary through the date of termination. In the event of other non-cause terminations, or in the event the executive resigns for good reason, as defined in the employment agreements, the Company will be obligated to pay the terminated executive’s base annual salary through the remainder of the employment term.

The descriptions of the employment agreements contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the full text of those employment agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2025, in connection with a review of the Company’s bylaws, the Board amended and restated the Company’s bylaws, effective immediately. The principal changes to the Company’s bylaws effected by the adoption of the amended and restated bylaws are to:

•	permit the Board to take action without a meeting by less than unanimous written consent;

•

establish the rights of shareholders to nominate directors for election at shareholder meetings pursuant to a written agreement, approved by the Board, as well as to include supporting materials in the Company’s proxy statement; and

•	provide for the ability of the Board to increase or decrease the size of the Board.

The descriptions of the amended and restated bylaws contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the full text of the amended and restated bylaws, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025.

Item 8.01 Other Events.

On July 28, 2025, the Company issued a press release announcing the Offering. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Lead Investor Warrant
4.3	Form of Foundation Investor Warrant
4.4	Form of Management Warrant
4.5	Form of Advisor Warrant
4.6	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement, dated as of July 27, 2025, between Mill City Ventures III, Ltd. and each Purchaser (as defined therein).
10.2	Placement Agency Agreement, dated July 27, 2025, between Mill City Ventures III, Ltd. and A.G.P/Alliance Global Partners.
10.3	Form of Registration Rights Agreement, dated as of July 27, 2025, between Mill City Ventures III, Ltd. and each Purchaser (as defined therein).
10.4	Strategic Advisor Agreement, dated July 27, 2025, between Mill City Ventures III, Ltd. and Karatage Opportunities.
10.5*	Asset Management Agreement, dated July 27, 2025, between Mill City Ventures III, Ltd. and Galaxy Digital Capital Management LP, as asset manager.
10.6†	Digital Asset Purchase and Sale Agreement, dated July 27, 2025, between Mill City Ventures III, Ltd. and the Foundation Investor.
99.1	Press Release dated July 28, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K because they are not material. The registrant hereby agrees to provide a copy of any omitted schedule to the Commission upon request.

† Confidential treatment has been requested for portions of this exhibit. Certain information has been redacted from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed. The registrant hereby agrees to furnish an unredacted copy of the exhibit and its materiality and competitive harm analyses to the Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2025

Mill City Ventures III, Ltd.

By:	/s/ Douglas M. Polinsky
Name:	Douglas M. Polinsky
Title:	Chief Executive Officer

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